WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                        EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1996


                                            Wisconsin                   Eliminations
                                              Public         WPS       Debit   Credit      Consolidated
                                             Service       Leasing,    -----   ------         Balance
                                           Corporation       Inc.        (Thousands)           Sheet
         ASSETS                            -----------     --------    -----   ------      ------------
         ------


Operating Revenues:
   Electric                                  $490,506         $  0                            $490,506
   Gas                                        211,357            0                             211,357
   Other                                            0        1,216     1,216                         0
                                              -------        -----                             -------
      Total Operating Revenues                701,863        1,216                             701,863
                                              -------        -----                             -------
Operating Expenses:
   Electric production fuels                  106,185            0       449    1,216          105,418
   Cost of gas sold                           149,388            0                             149,388
   Purchased power                             37,737            0                              37,737
   Other                                      158,144           23                             158,167
   Maintenance                                 48,734            0                              48,734
   Depreciation and amortization               63,835          449                449           63,835
   Taxes other than income                     26,869            0                              26,869
                                              -------          ---                             -------
      Total Operating Expenses                590,892          472                             590,148
                                              -------          ---                             -------
Operating Income                              110,971          744                             111,715
                                              -------          ---                             -------
Other Income and (Deductions):
   Allowance for equity funds
     used during construction                     139            0                                 139
   Other, net                                   4,980            0                143            5,123
                                              -------          ---                             -------
      Total Other Income and (Deductions)       5,119            0                               5,262
                                              -------          ---                             -------

Interest Expense:
   Interest on long-term debt                  21,531          981                              22,512
   Allowance for borrowed funds
     during construction                         (128)           0                                (128)
   Other interest                               2,688            0                               2,688
                                              -------          ---                             -------
      Total Interest Expense                   24,091          981                              25,072
                                              -------          ---                             -------
Income before income taxes                     91,999         (237)                             91,905
Income taxes                                   31,609          (94)                             31,515
                                              -------          ---                             -------
Net Income                                     60,390        $(143)                             60,390

Preferred stock dividends of subsidiary         3,111            0                               3,111
                                              -------          ---     -----    -----          -------
Earnings on common stock                     $ 57,279        $(143)    1,665    1,808         $ 57,279
                                              =======          ===     =====    =====          =======
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
WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                         EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                                (CONTINUED)
AS OF DECEMBER 31, 1996


                                            Wisconsin                   Eliminations
                                              Public         WPS       Debit   Credit      Consolidated
                                             Service       Leasing,    -----   ------         Balance
                                           Corporation       Inc.        (Thousands)           Sheet
         ASSETS                            -----------     --------    -----   ------      ------------
         ------
Retained Earnings (1/31/96)
   Wisconsin Public Service Corporation      $290,387       $                                 $290,387
   WPS Leasing, Inc.                                          (86)               86                  0

Net Income                                     60,390        (143)              143             60,390
                                              -------        ----                              -------
                                              350,777        (229)                             350,777

Dividends Declared (Common and Preferred):
   Wisconsin Public Service Corporation        59,037                                           59,037
                                              -------        ----       --      ---            -------
Retained Earnings (12/31/96)                 $291,740       $(229)       0      229           $291,740
                                              =======        ====       ==      ===            =======
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